JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker	Date: 6/11/2020
Name:	Blair Flicker
Title:	Attorney-in-Fact

IVP CIF II (AIP B), L.P.
By:	Insight Venture Associates Coinvestment II, L.P., its general partner

By:	/s/ Blair Flicker	Date: 6/11/2020
Name:	Blair Flicker
Title:	Vice President

IVP CIF II (PS SPLITTER), L.P.
By:	Insight Venture Associates Coinvestment II, L.P., its general partner

By:	/s/ Blair Flicker	Date: 6/11/2020
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES COINVESTMENT II, L.P.

By:	/s/ Blair Flicker	Date: 6/11/2020
Name:	Blair Flicker
Title:	Authorized Officer

IVP CIF II (AIP A), L.P.

By:	/s/ Blair Flicker	Date: 6/11/2020
Name:	Blair Flicker
Title:	Authorized Officer